Exhibit 10.2



                                 ASSET PURCHASE
                                 BY AND BETWEEN
                         CHAMPION TRAILER COMPANY, L.P.
                                       AND
                             HAROLD PECK, MARY PECK,
                             CHAMPION TRAILER, LTD.
                        (F/K/A) CHAMPION TRAILER, L.L.C.,
                            CHAMPION COLLISION, LTD.
                       (F/K/A) CHAMPION COLLISION, L.L.C.
                                       AND
                                BRANDONSON, INC.

                          ASSET PURCHASE BY AND BETWEEN
                       CHAMPION TRAILER COMPANY, L.P. AND
                             HAROLD PECK, MARY PECK
            CHAMPION TRAILER, LTD. (F/K/A) CHAMPION TRAILER, L.L.C.,
           CHAMPION COLLISION, LTD. (F/K/A) CHAMPION COLLISION, L.L.C.
                              AND BRANDONSON, INC.

                                TABLE OF CONTENTS

Purchase Agreement.......................................................1


Certificates of Good Standing for Trailer Collision,
Brandonson, Management, Operations.......................................2


Certificate of Representation and Warranties
of Trailer and Collision.................................................3


Resolutions of Collision L.L.C.
and Trailer L.L.C........................................................4


Agency Agreements for Collision
and Trailer..............................................................5


Consents for Trailer and Collision.......................................6


Bank One Landlord Waiver.................................................7


Markpoint Landlord Waiver................................................8


Opinion Letter of Counsel for Sellers....................................9


Lease Between H & M Peck Properties, Ltd and Purchaser...................10


Assignment of Contracts (3)..............................................11


                                Table of Contents
                                   (Continued)


Assumption Agreement.....................................................12


Bill of Sale (3).........................................................13


Excluded Assets..........................................................14


Transferred Assets.......................................................15


Asset Purchase Price Allocation..........................................16


Assumed Liabilities......................................................17


Shareholders of Brandonson, Inc..........................................18


Membership Interest of Trailer, L.L.C.
& Collision, L.L.C.......................................................19


Collision, L.L.C. and Trailer, L.L.C..-
Articles of Organization and Regulations;
Brandonson-Certificate of Incorporation and Bylaws.......................20


Predecessors of Trailer L.L.C............................................21


Affiliate Relationships..................................................22


Title Exceptions.........................................................23


Other Mortgages, Liens, Pledges of Assets and Property...................24


                                Table of Contents
                                   (Continued)

Debts and Liabilities....................................................25


Tax Returns for Brandonson, Trailer L.L.C.
and Collision L.L.C. for 1996, 1997, 19 98 & 19 99.......................26


Legal Actions............................................................27


Employee Benefits........................................................28


Environmental, Health and Safety Matters.................................29


Employee and Worker's Compensation Claims................................30


Finder or Broker.........................................................31


List of Products of the Companies........................................32


Employee Information.....................................................33


Real Property............................................................34

Inventory and Assets.....................................................35


List of Consigned or 3rd Party Owned Materials/Property..................36


Insurance................................................................37


List of Bank Accounts....................................................38


                                Table of Contents
                                   (Continued)


Governmental Licenses and Permits........................................39


List of Debts and Obligations............................................40


Proprietary Rights.......................................................41


List of all Contracts....................................................42


Power of Attorney........................................................43


List of Obligations Covering any Companies' Employees....................44


List of All Plans........................................................45


Organizational Documents of Trailer, Ltd.................................47


Assignment Executed by Trailer, L.L.C.
to Trailer, Ltd..........................................................48


Assignment Executed by Collision, L.L.C.
to Collision, Ltd........................................................49


Amendment to Certificate of Limited Partnership
for Trailer, Ltd.........................................................50


Amendment to Certificate of Limited Partnership
for Collision, Ltd.......................................................51


Employment Agreement for Harold Peck.....................................52

                        PURCHASE AGREEMENT BY AND BETWEEN
                          CHAMPION TRAILER COMPANY, LP
                                       AND
                             HAROLD PECK, MARY PECK,
                 CHAMPION TRAILER, LLC, CHAMPION COLLISION, LLC
                              AND BRANDONSON, INC.


     THIS PURCHASE AGREEMENT is entered into by and between Champion Trailer Company, LP, an Indiana limited partnership ("CTC"), and Harold Peck, an individual resident of the State of Texas ("Harold"), Mary Peck, an individual resident of the State of Texas ("Mary"), Champion Trailer, LLC, a Texas limited liability company ("Trailers") or its assigns, Champion Collision, LLC, a Texas limited liability company ("Collision") or its assigns, and Brandonson, Inc., a Texas corporation ("Brandonson") or its assigns.

     WHEREAS, Harold and Mary own all of the authorized, issued and outstanding shares of the capital stock of Brandonson, and all of the outstanding membership interests in Trailers and Collision; and

     WHEREAS, CTC has agreed to purchase, and Trailers, Collision and Brandonson have agreed to sell, substantially all of the assets of Trailers, Collision and Brandonson, pursuant to the terms and conditions of this Agreement; and

     WHEREAS, Harold has developed individual goodwill related to Trailers, Collision and Brandonson through personal relationships, and CTC has agreed to purchase, and Harold has agreed to sell such goodwill, pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations and undertakings set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     In addition to those terms defined above or elsewhere in this Agreement, the following terms shall have the meanings set forth below:

     Section 1.1. "Actual Net Worth" means the Net Worth of the Companies as of the Closing Date, as determined by the Companies' accountants in accordance with the procedures employed by Jeff Birk in his "Agreed Upon Procedures Report" dated December 31, 1999, but subject to the provisions of Section 2.4.

     Section 1.2.  "Agreement"  means this  Purchase  Agreement,  including  the
Schedules,   Exhibits  and  any  other  documents  delivered  pursuant  to  this
Agreement.

     Section 1.3. "Annual Financial Statement" means the compiled balance sheets and consolidated statements of income, retained earnings, statement of cash flows and notes thereto of the Companies dated December 31, 1999.

     Section 1.4. "Asset Purchase Price" means the amount payable to Sellers for the Assets, as provided in Section 2.2 of this Agreement.

     Section 1.5. "Assets" means all of the assets and properties of the Companies, including, but not limited to, the following:

          (a) all equipment, trade fixtures, inventories, tools, supplies, computer software programs and tangible personal property relating to, used in or otherwise attributable to the operation of their businesses;

          (b) all intangible assets, including, but not limited to, all cash and cash equivalents, accounts receivable, notes receivable and other indebtednesses owing to the Companies, all goodwill if any, all telephone and fax numbers, and all Proprietary Rights;

          (c) all marketing plans, catalogues, brochures, sales literature, promotional material and other selling material relating to the operation of their businesses;

          (d) all books and records and all files, documents, papers, agreements, books of account and other records pertaining to the Assets, customers, employees and the businesses of the Companies, including their respective predecessor companies;

          (e) their rights under all Contracts;

          (f) all security or other deposits under all leases;

          (g) all policies of insurance and all prepaid insurance amounts;

          (h) the assets set forth in Schedule 1.5; and

          (g) any other assets or rights of every kind and nature, real or personal, tangible or intangible, which are owned and used by the Companies or useful in connection with the operation of their businesses.

The foregoing notwithstanding, the term "Assets" shall in no event include any Excluded Assets.

     Section 1.6. "Best Knowledge" means: (a) in the case of an individual, facts or matters within the actual knowledge of such individual, and (b) in the case of the Companies or CTC, facts or matters within the actual knowledge of any of their respective management personnel.

     Section 1.7. "Closing" means the execution of this Agreement or, if later, the performance of such other acts as are necessary to effect the purchase and sale of the Assets and Harold's Goodwill and the other transactions contemplated by this Agreement, including, but not limited to the payment to Sellers of the amounts described in Sections 2.2 and 2.3 of this Agreement.

     Section 1.8. "Closing Date" means April 28, 2000, or such later date as the parties may agree for the conduct of the Closing.

     Section  1.9.   "Companies"  means  Brandonson,   Trailers  and  Collision,
collectively.

     Section 1.10. "Contract" means each unexpired contract, lease, undertaking, commitment, license and other agreement of the Companies in effect on the Closing Date, to which any of the Companies are a party or by which any of the Companies or any of their assets are bound.

     Section 1.11. "Current Balance Sheet" means the compiled financial statements of Companies for the _____ (___) month period ended as of the last day of the month preceding the Closing Date.

     Section 1.12. "Environmental Law" means any law, rule, regulation, approval, decision, decree, ordinance, by-law having the force of law or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, which relate to (a) noise; (b) pollution or protection of the air, surface water, ground water or land; (c) solid, gaseous or liquid waste generation, treatment, storage, use, processing, disposal or transportation; (d) exposure to hazardous or toxic substances; (e) the safety or health of employees or (f) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances, applicable or related to the Companies' business, as conducted at any time, or to their properties or assets.

     Section 1.13. "Excluded Assets" means those assets listed in Schedule 1.13.

     Section 1.14. "Exhibits" means the exhibits referenced in and attached to this Agreement, all of which shall be deemed a part hereof.

     Section 1.15. "Financial Statement Date" means December 31, 1999.

     Section 1.16. "Financial Statements" means the Annual Financial Statement and the Current Balance Sheet.

     Section 1.17. "Harold's Goodwill" means the individual goodwill related to the Companies developed by Harold through personal relationships.

     Section 1.18. "Indemnified Party" means a Seller Indemnified Party, or a CTC Indemnified Party, as defined in Article VIII.

     Section 1.19. "Lenders" means Bank One Indianapolis, NA and The Markpoint Company.

     Section 1.20. "Material Adverse Effect" means an adverse effect on the properties, assets, financial position, results of operations, indebtedness, cash flows or contingent liabilities in excess of Thousand Dollars ($10,000.00).

     Section 1.21. "Minimum Net Worth" means a Net Worth of Four Hundred Four Thousand Three Hundred Fifty-Nine Dollars ($404,359.00), less the balance sheet value of the Dodge Durango, the Dodge pick-up truck, and the Massey Ferguson tractor.

     Section 1.22. "Net Worth" means the. total assets of the Companies, less their total liabilities.

     Section 1.21. "Plan" means any plan, program, policy, agreement or arrangement maintained by the Companies to provide compensation or benefits for any current or former employee, officer, director, shareholder, or consultant, or any dependent or beneficiary of any of the foregoing persons, including, without limitation, any "employee welfare benefit plan" or "employee pension benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other: (a) profit sharing, pension, ESOP, 401(k) or other retirement plans or programs, (b) current and deferred compensation, severance, vacation, stock purchase, stock option, bonus and incentive compensation benefits, and (c) medical, hospital, life, health, accident, disability, death and other fringe and welfare benefits, including any split dollar life insurance policies.

     Section 1.24. "Proprietary Rights" means all trade names, brand names, trademarks, service marks, logos, copyrights, internet websites, internet domain names, proprietary information, know-how, patented ideas, designs and inventions, and other intellectual property, and the right to the use thereof.

     Section 1.25. "Schedules" means the schedules referenced in and attached to this Agreement, all of which shall be deemed a part hereof.

     Section 1.26. "Sellers" means Harold, Mary, Trailers, Collision, and Brandonson, jointly and severally.

     Section  1.27.  "Subsidiary"  means  any  entity  in which  the  Companies,
individually  or  collectively,   directly  or  indirectly,  own  a  controlling
interest.

     Section 1.28. "Tax Returns" has the meaning set forth in Section 3.16.


                                   ARTICLE II
                    PURCHASE AND SALE OF ASSETS AND GOODWILL

     Section 2.1. Conveyance of Assets and Harold's Goodwill. Effective as of the Closing Date, and subject to and in accordance with the terms and conditions set forth in this Agreement: (a) the Companies hereby transfer, convey, assign and deliver to CTC all of the Assets, and (b) Harold hereby transfers, conveys, assigns and delivers to CTC all of Harold's Goodwill. The transfer of the Assets and Harold's Goodwill shall be free and clear of all liens, encumbrances and claims of any kind whatsoever. Sellers shall take such further actions and execute such further documents as may be necessary to effectuate such conveyances, including, but not limited to, the execution and delivery of any bill of sale or documents of title.

     Section 2.2. Asset Purchase Price. Subject to the adjustments and other conditions set forth in this Agreement, CTC will pay to Sellers the sum of Three Million Dollars ($3,000,000.00) in immediately available funds on the Closing Date, in full and final payment for the Assets and other rights and benefits conveyed to CTC by the Companies under this Agreement.

     Section 2.3. Purchase Price for Harold's Goodwill. CTC will pay to Harold the sum of Five Hundred Thousand Dollars ($500,000.00) in immediately available funds on the Closing Date, in full and final payment for Harold's Goodwill.

     Section 2.4. Adjustments to Asset Purchase Price. The Actual Net Worth shall be determined by the Companies' accountants and delivered to CTC for review by CTC's accountants within thirty (30) days after the Closing Date. The parties shall confer in good faith to resolve any dispute that may arise with respect to the calculation of the amount of the Actual Net Worth. CTC shall be liable for the payment to Sellers, within thirty (30) days after the delivery of the Actual Net Worth determination to CTC, of the undisputed amount, if any, by which the Actual Net Worth exceeds the Minimum Net Worth. Sellers shall be jointly and severally liable for the payment to CTC, within thirty (30) days after the delivery of the Actual Net Worth determination to CTC, of the undisputed amount, if any, by which the Minimum Net Worth exceeds the Actual Net Worth. Any disputed amount with respect to the calculation of the Actual Net Worth shall be resolved by an independent certified public accountant mutually agreeable to Sellers and CTC, and the appropriate payment shall be made within five (5) business days following the issuance of the written determination by such independent certified public accountant. The fees and expenses of the independent certified public accountant shall be borne one-half by Sellers and one-half by CTC, unless the independent certified public accountant shall conclude in its written determination that either Sellers or CTC acted in bad faith, in which event the fees and expenses of the independent certified public accountant shall be paid entirely by the party determined to have acted in bad faith. All payments required to be made to any party under this Section shall be made in immediately available funds.

     Section 2.5. Allocation of Asset Purchase Price. CTC and Sellers agree that the Asset Purchase Price shall be allocated as set forth in Schedule 2.5. Buyer and Sellers will cooperate in the timely preparation of their respective IRS Forms 8594 in connection with the transactions contemplated by this Agreement, which shall reflect the above allocation of the Purchase Price.

     Section 2.6. No Assumption of Liabilities. Any other provision of this Agreement notwithstanding, CTC is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of the Companies of any kind or nature whatsoever, except as expressly set forth in Schedule 2.6. In no event shall CTC be deemed to have assumed or taken the Assets subject to any liabilities of the
Companies: (i) under any employee or retiree benefit plan of the Companies, (ii) for any wages or benefits for the employees of the Companies prior to the Closing Date, (iii) for any claims for personal injury or property damage, or any claims relating to or arising out of a violation of any statute, regulation or other rule of law, or (iv) for any taxes of the Companies, their Subsidiaries or affiliates due and payable at any time.

     Section 2.7. Closing. The Closing shall be held at the offices of _______________ on ____________ ____, 2000 or at such later date, time and place as the parties mutually agree. Unless otherwise agreed to by the parties in writing, the execution of this Agreement shall constitute an express acknowledgment by all parties that all conditions to Closing have either been satisfied or waived.


                                   ARTICLE III
                    WARRANTIES AND REPRESENTATIONS OF SELLERS

     Sellers warrant, represent and affirm to CTC the truth and accuracy of the following, both as of the date of execution of this Agreement and as of the Closing Date:

     Section 3. 1. Capacity. As of the Closing Date, Harold is the President of Brandonson. Trailers and Collision, and Mary is the Secretary/Treasurer of Trailers and Collision, and the Secretary of Brandonson. Sellers are legally competent to make these warranties and representations in their individual capacities as the owners of the shares and/or membership interests in the Companies, and in their capacities as officers of Brandonson, Trailers and Collision.

     Section 3.2. Ownership of Shares. The total authorized capital stock of the Brandonson is five thousand (5,000) shares of no par value common stock, of which three thousand (3,000) shares are issued and owned beneficially and of record by Harold and Mary as set forth in Schedule 3.2. Such shares constitute all of the authorized and issued capital stock of Brandonson, and are free and clear of all liens, encumbrances and adverse claims whatsoever. Each of such shares is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the preemptive rights of any past or present shareholder. Except for such shares, there are no outstanding options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in Brandonson.

     .Section 3.3. Ownership of Membership Interests. Harold and Mary also own, beneficially and of record, with full power to vote, the membership interests in Trailers and Collision set forth beside their names on Schedule 3.3. The membership interests so listed constitute all of the outstanding membership interests of Trailers and Collision, and are free and clear of all liens. encumbrances and adverse claims whatsoever. All such membership interests are duly and validly authorized and issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any past or present member. Except for the membership interests held by Harold and Mary, there are no outstanding options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any membership interest, or other equity ownership interest, in, Trailers or Collision.

     Section 3.4. Authority for Transaction. Sellers have full and lawful right, power, and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Sellers, and it and its provisions constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). To Sellers' Best Knowledge, there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations, audits or inquiries pending or threatened against Sellers that limit, impair or otherwise affect, Sellers' right or authority to enter into this Agreement or the performance by Sellers of their obligations hereunder.

     Section 3.5. Organization. The Companies are duly organized, validly existing and in good standing under the laws of the State of Texas, and each is duly qualified or licensed as a foreign corporation authorized to do business in all other states in which any of their assets or properties may be situated or where their business is conducted except where the failure to obtain such qualification or license will not have a Material Adverse Effect. Schedule 3.5 is (a) the Companies' Articles of Incorporation or Articles of Organization, certified by the Secretary of State of Texas, (b) the Companies' By-Laws or Operating Agreement, certified by its Secretary or Managing Member. Each and all of such documents are complete and correct.

     Section 3.6. Subsidiaries and Predecessors. Schedule 3.6 lists the names of any Subsidiaries of the Companies and the securities of any other corporation, partnership, firm, association or business organization, entity or enterprise owned by the Companies or any of the Companies' Subsidiaries. Except as disclosed in Schedule 3.6, all of the issued shares of the capital stock or other equity interests of the Subsidiaries of the Companies are directly or ultimately owned by the Companies, free and clear of all liens, encumbrances or adverse claims of every kind. All such shares or other equity interests are duly and validly authorized and issued, fully paid and nonassessable. Also set forth in Schedule 3.6 is a listing of all names under which any of the Companies have done business, as well as the names of all predecessors of the Companies, including the names of any entities from which the Companies previously acquired significant assets.

     Section 3.7. Affiliate Relationships. Except as set forth in Schedule 3.7, neither Sellers nor any affiliate of Sellers, nor any director, officer or employee of the Companies owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by the Companies or which the Companies are operating or using or the use of which is necessary for their business. Also included in Schedule 3.7 is the disclosure of any relationships which Sellers or any director, officer, or employee of the Companies have with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor (based upon the nature of such potential competitor's business as of the Closing Date), supplier or customer of any of the Companies. The term "affiliate" means with respect to any person, any other person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person.

     Section 3.8. Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Sellers of this Agreement.

     Section 3.9. Proprietary Rights. The Companies have full and sufficient rights to use all Proprietary Rights necessary for the present operation of their businesses and the marketing, distribution, sale and use of the materials used and the products sold by the Companies. None of the ownership, access to, use or exercise of the Proprietary Rights by the Companies infringes on the rights of any other party, and all Proprietary Rights are valid and enforceable. All know-how or proprietary information in the Companies' possession has been independently developed or is generally well known or has been disclosed to the Companies by a third party without such third party having breached any obligation to another person or entity.

     Section 3.10. Title. The Companies owns outright, and have full legal and beneficial title to all of their assets. free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances, except as set forth in Schedule 3.10. Harold owns outright, and has full legal and beneficial title to all of Harold's Goodwill, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances, except as set forth in Schedule 3.10.

     Section 3.11. Defaults. Neither Mary, Harold, nor the Companies are in default under or in violation of, and the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not result in a default by Mary, Harold or the Companies under, or a violation of:
(a) any mortgage, indenture. charter or bylaw provision, provision of any Plan, contract, agreement, lease, commitment or other instrument of any kind to which Mary, Harold or the Companies are a party or by which Mary, Harold or the Companies or any of their properties or assets may be bound or affected or (b) any law, rule or regulation applicable to Mary, Harold or the Companies, or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over Mary, Harold or the Companies or any Plan.

     Section 3.12 Investment Companies. None of the Companies is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Companies Act of 1940, as amended, or a "holding company", a "Subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Companies Act of 1935, as amended.

     Section 3.13. Financial Statements. Sellers have delivered to CTC the Financial Statements. Such Financial Statements present accurately and fairly, in all material respects, the financial condition of the Companies as of the dates indicated thereon, and present accurately and fairly in all respects the results of the Companies' operations for the periods indicated thereon.

     Section 3.14. No Material Adverse Change. Since December 31, 1999 there has not been: (a) any change in the Companies' organizational documents, (b) any material adverse change of any nature whatsoever in the financial condition, assets, liabilities (contingent or otherwise), income, business or prospects of the Companies; (c) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Companies; (d) any change in the authorized capital of the Companies or in their securities outstanding or any change in their ownership interests; (e) any declaration or payment of any dividend or distribution in respect of equity ownership interests in the Companies or any direct or indirect redemption, purchase or other acquisition of such equity ownership interests; (f) any contract or commitment entered into by the Companies or any agreement by the Companies to incur any liability or make any capital expenditures in excess of Ten Thousand Dollars ($10,000.00), except in the normal course of business; (g) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Companies to any of their officers, directors, stockholders, employees, consultants or agents; (h) to Sellers' Best Knowledge, any work interruptions, labor grievances or claims filed, proposed law or regulation enacted (the existence of which is known, or under the normal course of business should be known, to Sellers) or the occurrence of any event or condition of any character adversely affecting the business of future prospects of the Companies; (i) any creation, assumption or permitting to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties of the Companies, whether now owned or hereafter acquired, except as set forth in Schedule 3.14(i); (j) any sale or transfer, or any agreement to sell or transfer, any assets with a collective value in excess of Ten Thousand Dollars ($10,000.00), properties or rights of the Companies to any person, including, without limitation, Sellers and their respective affiliates; (k) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Companies, including, without limitation, any indebtedness or obligation of Sellers or any of their affiliates; (l) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Companies or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;
(m) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets of the Companies; (n) any negotiation for the acquisition of any business or start-up of any new business; (o) any merger or consolidation or agreement to merge or consolidate with or into any other corporation; (p) any waiver of any material rights or claims of the Companies; (q) any breach, amendment or termination of any material contract, agreement, license, permit, permit application or other right to which the Companies are a party; (r) any discharge, satisfaction, compromise or settlement of any claim, lien, charge or encumbrance or payment of any obligation or liability, contingent or otherwise, other than current liabilities as of the Financial Statement Date, current liabilities incurred since the Financial Statement Date in the ordinary course of business and prepayments of obligations in accordance with normal and customary past practices; or (s) any material transaction by the Companies outside the ordinary course of their business, or any transaction prohibited hereunder.

     Section 3.15. Undisclosed Liabilities. The Companies do not have any debts or liabilities, whether accrued or contingent, due or not yet due, liquidated, unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements or as set forth in Schedule 3.15. In the case of any liabilities which are not fixed, an estimate of the maximum amount which may be payable is set forth in Schedule 3.15.

     Section 3.16. Taxes. The Companies have filed all requisite federal, state, local and other tax returns, information returns, declarations and reports for all fiscal periods ended on or before the Closing Date; and there are no claims (nor is there any matter pending which may result in a claim) against the Companies for federal, state or local income, sales, use, franchise or other taxes for any period or periods prior to and including the Closing Date and no notice of any claim, whether pending or threatened, for taxes has been received which would create a lien on the Companies' assets or adversely affect the Companies or the Assets. The amounts shown as accruals for taxes on the Financial Statements are sufficient for the payment of all taxes of any kind or nature whatsoever for all fiscal periods ended on or before the date of the Current Balance Sheet. Copies of the federal, state and local income tax returns and franchise tax returns of the Companies (collectively, "Tax Returns") for their last three fiscal years are attached as Schedule 3.16. The Companies have not obtained any extensions of time in which to file any Tax Returns that have not yet been filed. The Companies have not waived any statute of limitations with respect to federal, state, or local income, sales, use, franchise or other taxes or agreed to any extensions of time with respect to a tax assessment or deficiency, except for such waivers or extensions which, by their terms, have lapsed as of the date hereof

     Section 3.17. Accounts Receivable and Payable: Customer and Supplier Relations. The accounts receivable reflected on the Financial Statements arose in the ordinary course of the Companies' business and, except as reserved against on the Financial Statements, are collectible in the ordinary course of business and free of any claims, rights or defenses of any account debtor. All accounts payable reflected on the Financial Statements arose from good faith arms-length transactions in the ordinary course of business. Sellers further warrant, represent, and affirm that:

          (a) none of the Companies' customers or suppliers have canceled or substantially reduced or, to Sellers' Best Knowledge, are currently attempting or threatening to cancel or substantially reduce, service or products;

          (b) the Companies have complied with all commitments and obligations and are not in default under any contracts and agreements with customers or suppliers, no notice of default has been received by the Companies and, to Sellers' Best Knowledge, there are no defaults by customers, suppliers and other parties to such contracts and agreements;

          (c) the Companies have never been a party to any governmental contracts subject to price redetermination or renegotiation; and

          (d) there are no debts or other obligations or liabilities of Sellers of any kind that will be binding upon or chargeable against CTC or its assets by reason of the transactions contemplated by this Agreement, except as set forth in Schedule 2.6.

     Section 3.18. Authority to Operate. The Companies have full power, authority and legal right and have all licenses, permits, qualifications. and other documentation (including permits required under applicable Environmental
Law) necessary to own and/or operate their businesses, properties and assets and to carry on their businesses as being conducted on the Closing Date; and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Material Adverse Effect.

     Section 3.19. Legal Actions. Except as described in Schedule 3.19, no legal action, suit, audit, investigation, unfair labor practice charge, complaint, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or threatened which involves or may involve the Companies or their now or previously owned or operated assets, operations, properties or businesses, or the Sellers' interests in the Companies.

     Section 3.20. Assets and Inventory. To Sellers' Best Knowledge, all of the Companies' inventory is of good and merchantable quality, free from defects, and all other tangible assets are in good working order and condition, ordinary wear and tear excepted.

     Section 3.21. Employee Benefit Matters. The Plans listed in Schedule 3.21 are the only employee benefit plans and agreements maintained by the Companies for the benefit of their shareholders, members, officers, directors, employees, former employees, or independent contractors. Except as disclosed in Schedule 3.21, there are no contributions or payments due with respect to any of the Plans, nor will any such contributions or payments be due or required to be paid on or prior to the Closing Date. Each Plan has been operated and administered in compliance with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the provisions of the Internal Revenue Code ("Code") applicable to it. No Plan that is subject to the minimum funding standards of ERISA or the Code, if any, has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. The contributions with respect to a Plan that is subject to Code Section 412 or ERISA Section 302 have been timely made and there is no lien or expected to be a lien under Code Section 412(n) or ERISA Section 302(f) or tax under Code Section 4971. No Plan has a "liquidity shortfall" as defined in Code Section 412(m)(5). The Companies are not subject to and cannot reasonably be expected to become subject to a lien under Code
Section 401(a)(29). No event has occurred in connection with a Plan that could result in liability to the Companies under Title IV of ERISA. The Companies have not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Plan that is subject to Title IV of ERISA, if any. The assets of each Plan that is subject to Title IV of ERISA, if any, are sufficient to provide all "benefit liabilities" (as defined in ERISA) under such Plan if such Plan terminated, and are also sufficient to provide all other benefits due under the Plans (including, but not limited to, ancillary, disability, shutdown, early retirement and welfare benefits). The Companies have not had an
"obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer pension plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) at any time. No event that constitutes a reportable event as defined in Section 4043 of ERISA has occurred or is continuing with respect to any Plan covered by ERISA. No facts exist which will result in a material increase in the premium costs of any Plan for which benefits are insured or a material increase in benefit costs of any Plan which provides self-insured benefits. No "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) has occurred with respect to any Plan. None of the Plans has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for former or retired employees of the Companies, except as required to avoid excise taxes under Code Section 4980B. All Plans subject to Code Section 4980B or Part 6 of Title I of ERISA have been maintained in compliance with the requirements of Code Section 4980B and Part 6 of Title I of ERISA. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Companies that could result in the payment of any amount that would not be deductible under Code Sections 162(m) or 280G. As of the Closing Date, the Companies have no material liabilities under any Plan that are not reflected in the Financial Statements.

     Section 3.22. Environmental, Health and Safety Matters. Except as set forth in Schedule 3.22:

          (a) The Companies are in full compliance in all material respects with all Environmental Laws.

          (b) The Companies have taken all actions reasonably necessary to permit the Companies to remain in compliance with all Environmental Laws, as now in effect.

          (c) To Sellers' Best Knowledge, there are no claimed violations or citations, nor any pending or threatened claims or complaints, against the Companies relating to Environmental Laws.

          (d) None of the Companies has received notification that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), administrative proposals to list property owned or operated by Companies on the National Priorities List under CERCLA, or the state-equivalent thereto, demand letters, notices of violations, or the like.

          (e) No equipment, hazardous waste, building materials, toxic waste, hazardous substances, petroleum products, or any other regulated substances have been, directly or indirectly, disposed or, leaked, buried, or deposited in or on the ground or within the boundaries of the properties now or previously owned or leased by Companies in any manner which violated in any material respect any Environmental Laws.

          (f) Nothing other than permitted waste has been discharged into the sanitary waste disposal system of the properties now or previously owned or leased by Companies.

          (g) There are no underground storage tanks, active or abandoned, located on or under any proper-ties now or previously owned or leased by Companies, except for septic tanks not in violation of any Environmental Law.

          (h) The Companies have not directly transported or directly arranged for the transportation of any hazardous material to any location listed or proposed for listing on the National Priorities List pursuant to any Environmental Law, or an any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Companies for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law.

          (i) There are no materials containing urea formaldehyde, asbestos, radioactive materials or polychlorinated biphenyl on or in the properties owned or leased by Companies.

          (j) No condition exists at, on or under any property now or previously owned or leased by Companies which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

     Section 3.23. Employee and Worker's Compensation Claims. The Companies have not experienced labor interruptions over the past three years and the relationship between the Companies and their employees is good. Except as set forth in Schedule 3.23:

          (a) neither the Companies nor any employee of the Companies is in violation of any term of any express or implied employment contract, patent disclosure agreement, secrecy agreement, or any other contract or agreement relating to the relationship of any such employee with the Companies;

          (b) the Companies are not in violation of any federal, state or local wage and hour, employment discrimination, occupational safety, or other labor or employment statutes or regulations, nor have the Companies received notice of a claim of any such violation;

          (c) during the three (3) year period preceding the Closing Date, the Companies have received no claims for worker's compensation benefits;

          (d) no union has ever been certified, nor have the Companies ever recognized any union, as the collective bargaining representative of any of the employees of the Companies, and the Companies are not now and have never been parties to any collective bargaining agreement;

          (e) to Sellers' Best Knowledge, no union organizing activity has occurred or is now occurring with respect to any of the employees of the Companies.

     Section 3.24. Finder or Broker. Except as set forth in Schedule 3.24, there is no firm, corporation, agency, or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Sellers or the Companies, or any entity or person affiliated with Sellers or the Companies.

     Section 3.25. Other Disclosures. Sellers further warrant, represent and affirm that:

          (a) Schedule 3.25(a) is a list of the products of the Companies, all product registrations used by the Companies, , toxicology studies and environmental studies of the Companies. All material safety data sheets shall be made available at CTC's request for inspection and copying on or before the Closing Date.

          (b) Schedule 3.25(b) is a list of the names, start dates and current annual wage rates of all salaried and hourly regular full-time and part-time employees of the Companies as of the Closing Date, together with a summary of the bonuses, additional compensation and other like benefits, if any, paid or payable to each employee and the last date, if any, on which each employee received a raise in compensation, or a bonus.

          (c) Schedule 3.25(c) contains a diagram of all real property owned or leased by the Companies, and a list of documents reflecting any other real property interests owned of record or beneficially or leased as lessee by the Companies.

          (d) Schedule 3.25(d) is a list, as of the Closing Date, showing itemized values of: (1) all inventory, and (2) all other assets owned or leased by the Companies which have been capitalized and have an unamortized or undepreciated value of One Thousand Dollars ($1,000.00) or more, including machinery, equipment, vehicles and rolling stock.

          (e) Schedule 3.25(e) is a list of raw materials or other property located at any property owned or leased by the Companies that has been consigned to the Companies, or is otherwise owned by a third party, and has a market value exceeding One Thousand Dollars ($1,000.00).

          (f) Schedule 3.25(f) is each policy of insurance maintained by the Companies (to the extent available) together with a description of the premiums, coverages, insurers, expiration dates and deductibles, an accurate list of all workers' compensation and other insurance claims (other than health insurance claims) received for the past three policy years. Such insurance is currently in full force and effect, the Companies' insurance has never been canceled, the Companies have never been denied coverage or experienced a substantial increase in premiums or a substantial reduction in coverage from one policy period to the next policy period, such coverage is adequate in character and amount, and such coverage is placed with financially sound and reputable insurers unaffiliated with either Sellers or the Companies.

          (g) Schedule 3.25(g) is a list of each bank, brokerage firm, trust company or other financial institution in which the Companies have an account and the identity of each such account, and each bank in which the Companies have a safe deposit box, together with the names of all persons authorized to draw on any such account or have access to any such safe deposit box.

          (h) Schedule 3.25(h) is a list and summary description of, or copies of, all governmental licenses and permits of the Companies.

          (i) Schedule 3.25(i) is a list of each debt, note, mortgage, security agreement, pledge agreement. guaranty, bond, letter of credit, lease or other instrument creating any debt or contingent obligation of the Companies, or a lien or claim on any of their assets (other than unsecured trade accounts payable and incurred in the ordinary course of business).

          (j) Schedule 3.25(j) is a list of all of the Companies' Proprietary Rights, indicating the registered and beneficial owner and the date of grant thereof, and a description of all license fees and royalties (or the basis of calculation thereof) required to be paid now or in the future by the Companies for the use and practice of their Proprietary Rights.

          (k) Schedule 3.25(k) is a list of all Contracts.

          (l) Schedule 3.25(l) is a list of all powers of attorney presently in effect granted by the Companies.

          (m) Schedule 3.25(m) is a list of all obligations, contingent or otherwise, covering any of the Companies' employees under any employment or consulting agreement, and copies of any document memorializing any such obligations.

          (n) Schedule 3.25(n) is a list of all Plans, a description of each such Plan, and a description of the cost to the Companies of funding and administering each such Plan.

     Section 3.26. Insolvency. Upon the closing of the transactions contemplated by this Agreement, none of the Sellers will be insolvent.

     Section 3.27. Full Disclosure. No representation or warranty by Sellers in the Agreement, and no statement made or delivered by the Companies or Sellers to CTC in or in connection with the Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

     Section 3.28. Survival and Expiration of Sellers' Representations and Warranties. The warranties and representations set forth in Sections 3.6, 3.7, 3.8, 3.9, 3.11, 3.12, 3.14, 3.17, 3.18, 3.20, 3.24, 3.25 and 3.26 shall survive for a period of one (1) year following the Closing Date. and shall be of no further force or effect thereafter, except as to any claim of a breach of any such warranty or representation presented to Sellers during such one (1) year period. All other warranties and representations made by Sellers under this
Agreement  shall  survive  for  the  duration  of  the  applicable   statute  of
limitations.


                                   ARTICLE IV
                      WARRANTIES AND REPRESENTATIONS OF CTC

     CTC warrant, represent and affirm to Sellers the truth and accuracy of the following, both as of the date of execution of this Agreement and as of the Closing Date:

     Section 4.1. Authority for Transaction. CTC has full right, power, and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by CTC, and it and its provisions constitute, legal, valid and binding obligations of CTC, enforceable against it in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). To the Best Knowledge of CTC, there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations, audits or inquiries pending or threatened against CTC, Durham or Whitesell that limit, impair or otherwise affect, its right or authority to enter into this Agreement or the performance by CTC of its obligations hereunder.

     Section 4.2. Organization. CTC is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified or licensed to do business in all other states in which any of its assets or properties may be situated or where its business is conducted, except where the failure to obtain such qualification or license will not have a Material Adverse Effect. Schedule 4.2 is: (a) CTC's certificate of limited partnership certified by the Secretary of State of Indiana, and (b) CTC's partnership agreement, certified by its general partner. Each and all of such documents are complete and correct.

     Section 4.3. Consents. No approval, consent, order or action of, or filing with, any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by CTC of this Agreement.

     Section 4.4. Defaults. CTC is not in default under or in violation of, and the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not result in a default by CTC under or a violation of: (a) any mortgage, indenture, charter or bylaw, provision, contract, agreement, lease, commitment or other instrument of any kind to which CTC is a party or by which CTC or any of its properties or assets may be bound or affected, or (b) any law, rule or regulation applicable to CTC or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over CTC, which default or violation could adversely affect the ability of CTC to consummate the transactions contemplated hereby or will have a Material Adverse Effect.

     Section 4.5. Investment Companies. CTC is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Companies Act of 1940, as amended, or a "holding company", a "Subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Companies Act of 1935, as amended.

     Section 4.6. Finder or Broker. Except as set forth in Schedule 4.6, there is no firm, corporation, agency, or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with CTC, or any entity or person affiliated with CTC.

     Section 4.7. Insolvency. Upon the closing of the transactions contemplated by this Agreement, CTC will not be insolvent.

     Section 4.8. Disclosure. No representation or warranty by CTC in the Agreement or made or delivered to Sellers in or in connection with the Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

     Section 4.9. Survival and Expiration of Representations and Warranties of CTC. The warranties and representations set forth in Sections 4.3, 4.4, 4.5, 4.6 and 4.7 shall survive for a period of one (1) year following the Closing Date, and shall be of no further force or effect thereafter, except as to any claim of a breach of any such warranty or representation presented to CTC during such one
(1) year period. All other warranties and representations made by CTC under this Agreement shall survive for the duration of the applicable statute of limitations.


                                    ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

     Section 5.1. Nondisclosure and Non-Piracy Agreement. Sellers acknowledge and agree that they have developed and maintained information regarding the customers of the Companies that is unique and valuable in servicing such customers, and that the names, addresses, sales history, and other information and records regarding the Companies' customers, as well as the Companies' pricing information, manufacturing methods, and other methods and procedures utilized in the Companies' business, are a unique and valuable asset, are not readily available from other sources. Sellers further acknowledge and agree that the foregoing constitute trade secrets and goodwill of Harold and the Companies (all of which is hereinafter referred to as "Trade Secrets"), the conveyance of which was a material inducement to CTC to enter into and perform this Agreement. In recognition of the foregoing, Sellers agree to keep all such Trade Secrets confidential, and further agree that for a period of five (5) years following the Closing Date, Sellers shall not (except in the proper performance of their duties under any employment or consulting agreements with CTC), directly or indirectly:

          (a) disseminate or disclose to any person or firm, or use in any commercial manner, any Trade Secret;

          (b) advise or in any way solicit or encourage any of the Companies' customers to discontinue or curtail their business with CTC; or

          (c) assist or encourage any person or firm engaged in whole or in part in any business that is substantially similar to the business of the Companies to solicit the Companies' customers.

Sellers agree that in the event of any breach of the restrictions imposed under this Section with respect to any customer, the restrictive period described in this Section, as it relates to such customer, shall be extended for a like period beginning on the date on which each and all of Sellers cease the conduct which gives rise to such breach. For purposes of this Section, the term "customer" shall mean only such customers with which the Companies transacted business during the three (3) year period immediately preceding the Closing Date, and shall also include any business or company which acquires, is acquired by, or merges with any such customer (whether in a transaction involving stock or assets) during the period that the restrictions imposed by this Section remain in effect and for the duration of such period.

     Section 5.2. Noncompetition Agreement. In order to protect the Companies' Trade Secrets, and as a further inducement for CTC to enter into this Agreement, Sellers agree that, for a period of five (5) years following the Closing Date, they shall not (except in the proper performance of their duties under any employment or consulting agreements with CTC) operate, manage, own any interest in, or be employed by any person or firm engaged in whole or in part in a business substantially the same as the business of the Companies, anywhere in the United States of America. Sellers agree that in the event of any breach of the restrictions imposed under this Section, the restrictive period described in this Section shall be extended for a like period beginning on the date on which each and all of Sellers cease the conduct which gives rise to such breach.

     Section 5.3. Enforcement of Restrictive Provisions. Sellers, jointly and severally, acknowledge and agree that:

          (a) The restrictions set forth in Sections 5.1 and 5.2, including, but not limited to, the time periods and geographic limitations, are reasonable and appropriate. The parties further acknowledge that such restrictions are necessary for the protection of the Trade Secrets acquired by CTC under this Agreement.

          (b) In the event that any of the provisions of Section 5.1 or 5.2 relating to the geographic area of restriction, the period of restriction or the scope of such restriction shall be determined by any court of competent jurisdiction to exceed the maximum enforceable area, period or scope, the geographic area of restriction, the period of restriction, and the scope of the restriction, as applicable, shall be deemed to be the maximum enforceable area, period and scope, and such court is expressly authorized by the parties to reform this Agreement to so provide.

          (c) In the event that any provision of Section 5.1, 5.2 or 5.3 is held to be unenforceable or invalid by any court of competent jurisdiction, and not subject to reformation under subsection (b), such provision shall be deemed severed from this Agreement and the remaining provisions shall continue in full force and effect to the same extent as if such invalid or unenforceable provision had not been included in this Agreement.

          (d) In the event of a breach by  Sellers of any of the  provisions  of
     Section 5.1 or 5.2 of this Agreement, the damages sustained by CTC would be impossible to ascertain with certainty, and by CTC would have no adequate remedy at law. CTC shall, therefore, be entitled to injunctive relief, without bond, to restrain any such breach or threatened breach by Sellers; provided, however, that nothing contained in this Agreement shall operate to preclude CTC from pursuing any other lawful remedies available in the event of any actual or threatened breach of any provision of this Agreement. The costs, expenses and attorneys' fees incurred in any action brought to enforce the provisions of Section 5.1 or 5.2, including any action for injunctive relief, shall be awarded to the prevailing party in such action.

          (e) The provisions of Sections 5.1, 5.2 and 5.3 shall be deemed independent of any other provision of this Agreement, and the existence of any claim or cause of action by Sellers against CTC shall not constitute a defense to the enforcement of said sections by CTC and Brandonson.

          (f) The provisions of Sections 5.1, 5.2 and 5.3 shall inure to the benefit of the successors of CTC.

     Section 5.4. Employment of Harold. CTC shall continue to employ Harold on the terms and conditions set forth in Exhibit 5.4.

     Section 5.5. Employment of Mary. CTC shall continue to employ Mary for a period of ninety (90) days following the Closing Date, on the same terms and conditions as she was employed as of April 1, 2000.


                                   ARTICLE VI
                         SELLERS' CONDITIONS TO CLOSING

     The obligation of Sellers to proceed with the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     Section 6.1. Representations and Warranties. The representations and warranties of CTC set forth herein shall be true and correct in all material respects as of the Closing Date.

     Section 6.2. Performance and Document Delivery. CTC shall have performed in all material respects, at or prior to the Closing Date, all acts in accordance with its covenants set forth herein, including, but not limited to, delivery to Sellers of the following documents:

          (a) A certificate of good standing regarding CTC certified by the Secretary of State of Indiana dated within thirty (30) days prior to Closing;

          (b) A certificate dated as of the Closing Date signed by the general partner of CTC certifying that the representations and warranties of CTC set forth herein are true and correct in all material respects as of the Closing Date and that CTC has fulfilled all of the conditions of this
     Article VI;

          (c) Resolutions adopted by the general partner of CTC approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by the general partner of CTC; and

          (d) An incumbency certificate, executed by the general partner of CTC, certifying the identity of the individuals with authority to execute this Agreement on behalf of CTC.

     Section 6.3. Opinion of Counsel. CTC shall have delivered to Sellers an opinion of counsel to Sellers, dated the Closing Date, in a form reasonably acceptable to counsel for Sellers.

     Section 6.4. No Injunction. No action proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of CTC, if such action, proceeding, investigation or legislation, in the reasonable judgment of Sellers or their counsel, would make it inadvisable to consummate such transactions.


                                   ARTICLE VII
                           CTC'S CONDITIONS TO CLOSING

     The obligations of CTC to proceed with the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     Section 7.1. Due Diligence Review; Delivery of Exhibits. CTC shall have completed, and in its sole discretion be satisfied with the results of, its due diligence review of the operations and financial condition of the Companies. Sellers shall have delivered to CTC the Schedules referenced in Article III of this Agreement, and such Schedules shall be satisfactory to CTC in its sole discretion.

     Section 7.2. Representations and Warranties. The representations and warranties of Sellers contained in this Agreement, or any document or instrument delivered to CTC hereunder, shall be true and correct in all material respects as of the Closing Date.

     Section 7.3. Performance and Document Delivery. Sellers shall have performed in all material respects, at or prior to the Closing Date, all acts in accordance with their covenants herein, including, but not limited to, delivery to CTC of the following documents:

          (a) Good standing certificates regarding each of the Companies, certified by the Secretary of State of Texas, dated within thirty (30) days prior to Closing;

          (b) A certificate dated as of the Closing Date signed by Sellers, certifying that the representations and warranties of Sellers and the Companies set forth herein are true and correct in all material respects as of the Closing Date and that Sellers have fulfilled all of the conditions of this Article VII;

          (c) Resolutions adopted by the board of directors of Brandonson, and the members of Trailers and Collision, approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer or member; and

          (d) An incumbency certificate, executed by an executive officer of the Companies, certifying the identity of the individuals with authority to execute this Agreement on behalf of the Companies.

          (e) All books and records of the Companies (but excluding their organizational records, minute books, stock record books, and stock registers), including all books of accounts, contracts, agreements and such other documents as shall be reasonably requested by CTC.

     Section 7.4. No Adverse Change. There shall not have been any change between the Financial Statement Date and the Closing Date which has had or will have a Material Adverse Effect on the business, operations, financial condition, assets or prospects of the Companies, and a certificate shall have been delivered to CTC to such effect signed by Sellers.

     Section 7.5. Opinion of Counsel. CTC shall have been furnished with an opinion of counsel to Sellers, dated the Closing Date, in a form reasonably satisfactory to counsel for CTC. Such opinion shall also be addressed to the Lenders.

     Section 7.6. Consents and Approvals. Sellers shall have obtained all necessary consents and approvals, in form and substance satisfactory to CTC, required under all leases and other material contracts pertaining to the assets or the business of the Companies and satisfying any approval or permit or licensing requirements for consummation of this transaction and necessary to carry on the business of the Companies as it is currently being conducted.

     Section 7.7. No Injunction. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of the Companies, if such action, proceeding, investigation or legislation, in the reasonable judgment of CTC or its counsel, would make it inadvisable to consummate such transactions.

     Section 7.8. Financing. CTC shall have secured financing in such amounts and upon such terms as CTC reasonably determines, and the Lenders shall have released to CTC the proceeds of such financing.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8. 1. Indemnification of CTC. Sellers agree to indemnify and hold harmless CTC (and each shareholder officer, director, employee or agent of CTC), and their respective estates, successors, and assigns (each a "CTC Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) (the "Losses") reasonably incurred by such CTC Indemnified Party as a result of:

          (a) the untruth, inaccuracy or breach of any representation or warranty made by the Sellers in the Agreement;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of Sellers contained in the Agreement;

          (c) any and all amounts of federal, state, and/or local income, franchise, property, and/or sales and use taxes that may be assessed against CTC with respect to any taxable period ending on or before the date of this Agreement for which adequate provisions therefor has not been made through the Closing Date, as reflected on the Companies' books of account and in the Companies' Financial Statements as of the Closing Date; and the amount of any interest and/or penalties that may be assessed with respect to said tax assessments. The amount of any indemnification arising under this Agreement is to be computed net of any and all tax benefits received by CTC as a result of the tax assessment; or

          (d) any claim demand, action, damages, costs, expenses or other liabilities of any kind relating to or arising out of any product manufactured or sold by any of the Companies on or before the Closing Date, including, but not limited to, any claim alleging negligence, strict liability or breach of contract.

Any other provision of this Article notwithstanding, Sellers indemnity obligations to the CTC Indemnified Parties shall be subject to the following limitations: (1) Sellers shall not be obligated to indemnify any CTC Indemnified Party unless and until the total of all Losses incurred by the CTC Indemnified Parties exceeds the sum of Ten Thousand Dollars ($10,000.00), and (2) Sellers shall have no obligation to indemnify any CTC Indemnified Party for Losses sustained by the CTC Indemnified Parties for such portion of the aggregate amount of all such Losses as exceeds the sum of Two Hundred Thousand Dollars ($200,000.00); provided, however, that in the case of Losses relating to Section
3.22 of this Agreement the forgoing limitation shall be Four Hundred Thousand Dollars ($400,000.00), and provided further, that no limitation will apply with respect to Losses relating to or arising under Section 3.16 or 3.17(d) of this Agreement. No indemnity shall be required with respect to any breach or alleged breach of any warranty or representation arising or occurring after such representation or warranty has expired pursuant to the terms of Section 3.28, except as to claims presented prior to such expiration.

     Section 8.2. Indemnification of Sellers. CTC shall indemnify and hold harmless Sellers (and each shareholder officer, director, employee or agent of the Companies), and their respective estates, successors, and assigns (each a "Seller Indemnified Party") from and against any and all Losses reasonably incurred by such Seller Indemnified Party as a result of:

          (a) the untruth, inaccuracy or breach of any representation or warranty made by the CTC in the Agreement;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of CTC contained in the Agreement; and

          (c) any debts or other liabilities owed to any person or firm with respect to goods or services ordered or purchased by CTC after the Closing Date.

Any other provision of this Article notwithstanding, CTC's indemnity obligations to the Seller Indemnified Parties shall be subject to the following limitations:
(1) CTC shall not be obligated to indemnify any Seller Indemnified Party unless and until the total of all Losses incurred by the Seller Indemnified Parties exceeds the sum of Ten Thousand Dollars ($10,000.00), and (2) CTC shall have no obligation to indemnify any Seller Indemnified Party for Losses sustained by the Seller Indemnified Parties for such portion of the aggregate amount of all such Losses as exceeds the sum of Two Hundred Thousand Dollars ($200,000.00); provided, however, that no limitation will apply with respect to Losses relating to or arising under Section 8.2(c) of this Agreement. No indemnity shall be required with respect to any breach or alleged breach of any warranty or representation arising or occurring after such representation or warranty has expired pursuant to the terms of Section 4.9, except as to claims presented prior to such expiration.

     Section 8.3. Notification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify the indemnifying party promptly after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim, except that, in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such Indemnified Party shall give prompt notice to the indemnifying party of such claim or the commencement of legal proceedings in respect of which recovery may be sought against the indemnifying party pursuant to the provisions of this Article. The notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the indemnifying party unless suit shall have been instituted against the Indemnified Party and the indemnifying party shall have failed, within fifteen (15) days after notice of institution of the suit, to take control of such suit as provided in Section 8.4.

     Section 8.4. Defense of Actions. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of such claim or legal proceeding, to the extent that the indemnifying party admits in writing its liability to the Indemnified Party with respect to all material elements thereof. If the indemnifying party assumes the defense of any such claim or legal proceeding, the obligations of the indemnifying party hereunder as to such claim or legal proceeding shall be limited to taking all steps necessary in the defense or settlement thereof and to holding the Indemnified Party harmless from and against any losses, damages, expenses, or liability caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or legal proceeding. Each Indemnified Party agrees that it will cooperate with the indemnifying party in the defense of any such action, the defense of which is assumed by the indemnifying party. Except with the consent of the Indemnified Party, the indemnifying party shall not consent to the entry of any judgment arising from any such claim or legal proceeding which, in each case, does not include as an unconditional term thereof the delivering by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect thereof, unless the indemnifying party has actually paid to the Indemnified Party the full amount of such judgment or settlement. If the indemnifying party does not assume the defense of any claim or litigation, any Indemnified Party may defend against such claim or litigation in such mariner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified Party may deem appropriate. The indemnifying party will promptly reimburse the Indemnified Party in accordance with the provisions hereof.

     Section 8.5. Payment. All indemnification under this Article shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability, or by set-off against any amounts otherwise owed by CTC to Sellers or by Sellers to CTC, as the case may be.


                                   ARTICLE IX
                              ADDITIONAL PROVISIONS

     Section 9. 1. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, mailed by first-class registered or certified mail, postage prepaid., return receipt requested or delivered by an overnight courier service, delivery charge prepaid:

         (a)      If to CTC, to:

                            Timothy S. Durham
                            111 Monument Circle, Suite 3680
                            Indianapolis, Indiana 46204

                            with a copy to:

                            John L. Egloff
                            Riley Bennett & Egloff
                            Box 82035
                            One American Square
                            Indianapolis, Indiana 46282

         (a)      If to Sellers, to:

                            Harold Peck
                            2137 Hickory Hill Road East
                            Argyle, Texas 76226

                            with a copy to:

                            Robert Widmer, Jr.
                            Banks Widmer & Shelton
                            513 West Oak Street
                            Denton, Texas 76201-9041

or such other addresses as may be furnished to the parties by written notice given as provided in this Section.

     Section 9.2. Severability. Should any one or more of the provisions of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     Section 9.3. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of law principles.

     Section 9.4. Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     Section 9.5 Modifications; Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except in writing signed by the parties hereto. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         Section 9.6 Assignment. CTC may assign its rights under this Agreement to any affiliated entity, and may collaterally assign to its Lenders its rights with respect to the representations, warranties, covenants and indemnities made or granted to CTC under this Agreement. Any or all of the Companies may assign its rights under this Agreement to any successor in interest which results solely from a change in the form of entity in which any of the Companies currently transacts business. Except as provided in the preceding provisions of this Section, this Agreement shall not otherwise be assignable by any of the parties hereto without the written consent of all other parties.

     Section 9.7 Binding Effect. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the respective personal representatives, successors and assigns of the parties hereto.

     Section 9.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts. each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.10 Survival of Representations and Warranties. The representations and warranties of the parties contained in the Agreement shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party.

     Section 9.11 Construction of Terms. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party has reviewed this Agreement and that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the masculine gender is used herein, it shall be deemed to include the feminine and the neuter.

     Section 9.12. Mediation. Prior to the instituting suit in any court of competent jurisdiction, the parties shall, in good faith, attempt to settle any controversy or claim arising out of or relating to this Agreement by mediation in accordance with the laws and rules, then obtaining, of the State of Texas; provided, however, that this provision shall not prevent, hinder or delay the filing of any claim for injunctive relief by CTC under the provisions of Section
5.3 of this Agreement.

     Section 9.13. Entire Agreement. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. The parties further acknowledge that this Agreement and the other documents delivered pursuant hereto constitute the entire agreement and understanding between Sellers and CTC, superseding and canceling all prior agreements and understandings relating to the subject matter hereof, whether written or oral. Each party has had adequate opportunity to consult with legal, financial, tax and other advisors prior to its execution of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 20th day of April, 2000.


/s/ Harold Peck                              /s/ Mary Peck
Harold Peck                                  Mary Peck


Champion Trailer, LLC                        Champion Collision, LLC


By: /s/ Harold Peck, President               By: /s/ Harold Peck, President
        (Signature and Title)                (Signature and Title)


                                             Brandonson, Inc.


                                             By: /s/ Harold Peck, President
                                             (Signature and Title)


                                             Champion Trailer Company, LP


                                             By: /s/ Timothy S. Durham
                                             (Signature and Title)